EXHIBIT 99.1

FOR RELEASE August 21, 2014

SOURCE: Uni-Pixel, Inc.

UniPixel Appoints Dr. Malcolm J. Thompson to Board of Directors

THE WOODLANDS, Texas — August 21, 2014 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touch screen, flexible printed electronics and display markets, has appointed Malcolm J. Thompson, Ph.D., as an independent member to its board of directors. His appointment brings the total number of directors to eight, with seven serving independently.

Dr. Thompson is a recognized technology pioneer and with extensive experience with early-stage, high-tech companies. He brings more than 25 years of executive experience in electronic and optical materials, imaging, displays, solar cells, semiconductors, manufacturing equipment and flexible printed electronics technologies.

“Dr. Thompson’s extraordinary career and extensive tech industry experience, particularly as it relates to performance engineered films, makes him particularly well-qualified to join our board of directors,” said Bernard Marren, UniPixel’s chairman. “We expect him to provide valuable insights and guidance as UniPixel advances towards commercialization of its InTouch Sensors™.”

Dr. Thompson is founder and CEO of the Nano-Bio Manufacturing Consortium, which receives funding from the U.S. Air Force to develop next generation, real-time human performance monitoring using flexible electronics. He is also president of MJT Associates, which provides high-tech business and technology consulting. Before MJT, he served as chairman and CEO of RPO, a multinational company that developed a revolutionary new touch technology for LCD displays, and was president and CEO of Novalux, a developer of vertically emitting semiconducting lasers.

Dr. Thompson has also served as chairman of Photon Dynamics, a manufacturer of test, repair, and inspection equipment for the flat panel display industry, as well as on the board of Cambridge Display Technology, a developer of Polymer Organic Light Emitting Diode (P-OLED) display technology. Dr. Thompson was the founder and chairman of the board of USDC (now FlexTech Alliance), a consortium of 140 companies developing manufacturing infrastructure for flat panel displays, and currently a board member.

Earlier in his career, Dr. Thompson rose through the ranks at Xerox Palo Alto Research Center (PARC), lastly serving as chief technologist and responsible for the advanced development and commercialization of revolutionary new imaging systems. His team produced the first desktop high resolution TFT LCD, with the technology used to develop one of the first digital X-ray systems. Dr. Thompson spun out this research and development activity as the founder, president and CEO of dpiX, the world's leading source for high-resolution amorphous silicon (a-Si) sensor arrays for digital imaging, now owned by Philips, Thomson, Varian and Siemens.

Dr. Thompson has received numerous prestigious awards, and was appointed a Technology Pioneer at the World Economic Forum. He received his Bachelor of Science and Ph.D. in Applied Physics from Brighton University in the UK, and has taught at the University of Sheffield as a senior lecturer in the Department of Electronic and Electrical Engineering.

About UniPixel
Headquartered in The Woodlands, Texas, UniPixel, Inc. (NASDAQ: UNXL) delivers Performance Engineered Films to the Display and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas. A key focus for UniPixel is developing electronic conductive films for use in electronic sensors for consumer and industrial applications. The company's roll-to-roll electronics manufacturing process prints fine line conductive elements on thin films. The company is marketing its films for touch panel sensor, cover glass replacement, protective cover film, antenna and custom circuitry applications under the UniPixel label, and potentially under private label or Original Equipment Manufacturers (OEM) brands. For further information, visit www.unipixel.com.

Forward-looking Statements
All statements in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the companies’ respective Annual Report on Form 10-K for the year ended December 31, 2013. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the companies’ respective Annual Report on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K.

Trademarks in this release are the property of their respective owners.

Investor Relations Contact:
Ron Both
Liolios Group, Inc.
Tel 949-574-3860
UNXL@liolios.com